 EX‑31

Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1.

I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMDB Commercial Mortgage Securities Trust 2016-C2 (the "Exchange Act periodic reports");

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Equity Inns Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Equity Inns Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Equity Inns Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Equity Inns Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Equity Inns Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Equity Inns Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Equity Inns Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Equity Inns Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 787 Seventh Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 787 Seventh Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 787 Seventh Avenue Mortgage Loan, Deutsche Bank Trust Company Americas, as Certificate Administrator for the 787 Seventh Avenue Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the 787 Seventh Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 787 Seventh Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 787 Seventh Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Naples Grande Beach Resort Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Naples Grande Beach Resort Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Naples Grande Beach Resort Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Naples Grande Beach Resort Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Naples Grande Beach Resort Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Naples Grande Beach Resort Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Naples Grande Beach Resort Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Naples Grande Beach Resort Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Sun MHC Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Sun MHC Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sun MHC Portfolio Mortgage Loan, Deutsche Bank Trust Company Americas, as Certificate Administrator for the Sun MHC Portfolio Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Sun MHC Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sun MHC Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Sun MHC Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Sun MHC Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Sanofi Office Complex Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Sanofi Office Complex Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sanofi Office Complex Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Sanofi Office Complex Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sanofi Office Complex Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sanofi Office Complex Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Sanofi Office Complex Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Sanofi Office Complex Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Williamsburg Premium Outlets Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Williamsburg Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Williamsburg Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Williamsburg Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Williamsburg Premium Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Williamsburg Premium Outlets Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Williamsburg Premium Outlets Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Williamsburg Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hall Office Park A1/G1/G3 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Hall Office Park A1/G1/G3 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hall Office Park A1/G1/G3 Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Hall Office Park A1/G1/G3 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hall Office Park A1/G1/G3 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hall Office Park A1/G1/G3 Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hall Office Park A1/G1/G3 Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hall Office Park A1/G1/G3 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Palisades Center Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the Palisades Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Palisades Center Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Palisades Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Palisades Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Palisades Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Palisades Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One Harbor Point Square Mortgage Loan, LNR Partners, LLC, as Special Servicer for the One Harbor Point Square Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the One Harbor Point Square Mortgage Loan, Citibank, N.A., as Certificate Administrator for the One Harbor Point Square Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the One Harbor Point Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Harbor Point Square Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the One Harbor Point Square Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the One Harbor Point Square Mortgage Loan.

Dated: March 27, 2017

/s/ Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)